UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:
[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material under Rule 14a-12

CreXus Investment Corp.
(Name of Registrant as Specified In Its Charter)
________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X] No fee required.
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             pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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[   ] Fee paid previously with preliminary materials.
[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule
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    previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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NOTICE OF ANNUAL MEETING OF CREXUS STOCKHOLDERS

To be Held May 27, 2010

To the Stockholders of CreXus Investment Corp.:

We will hold the annual meeting of the stockholders of CreXus on May 27, 2010, at 1:00 p.m., New York time, at the New York Marriott Marquis, 1535 Broadway, New York, New York 10036, to consider and vote on the following proposals:

election of two directors for a term of three years each;

ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year; and

any other matters as may properly come before our annual meeting or any adjournment or postponement thereof.

We will transact no other business at the annual meeting, except for business properly brought before the annual meeting or any adjournment or postponement of it by our board of directors.

Only our common stockholders of record at the close of business on March 29, 2010, the record date for the annual meeting, may vote at the annual meeting and any adjournments or postponements of it.  A complete list of our common stockholders of record entitled to vote at the annual meeting will be available for inspection during the 10 business days before the annual meeting at our executive offices by our stockholders during ordinary business hours for proper purposes.

Your vote is very important.  Please sign, date and return the enclosed proxy card as soon as possible to make sure that your shares are represented at the annual meeting. You also may cast your vote in person at the annual meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares.

ANNUAL MEETING ADMISSION: If you attend the annual meeting in person, you will need to present your admission ticket, or an account statement showing your ownership of our common stock as of the record date, and valid government-issued photo identification. The indicated portion of your proxy card or voter instruction card will serve as your admission ticket.

Our board of directors recommends that you vote “FOR” the election of each of the nominees as directors and “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year.

By Order of the Board of Directors,

Daniel Wickey
Secretary

April 7, 2010
New York, New York

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MEETING	1
OUR ANNUAL MEETING	4
Date, Time and Place of the Annual Meeting	4
Purpose of the Annual Meeting	4
Stockholder Record Date	4
Voting Rights	4
Quorum; Effect of Abstention and Broker “Non-Votes”	4
Votes Required To Approve the Proposals	5
Voting of Proxies	5
Revocability of Proxies	6
Solicitation of Proxies	6
Postponement or Adjournment of Meeting	6
Annual Meeting Admission Procedures	7
PROPOSAL I ELECTION OF DIRECTORS	7
Directors	7
Class I Directors	7
Class II Directors	8
Class III Director	9
CORPORATE GOVERNANCE, DIRECTOR INDEPENDENCE, BOARD MEETINGS AND COMMITTEES	10
Corporate Governance	10
Board Oversight of Risk	10
Independence of Our Directors	10
Board Leadership Structure	11
Board Committees and Charters	11
MANAGEMENT	15
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF CREXUS	16
EXECUTIVE COMPENSATION	18
Compensation Discussion and Analysis	18
Compensation Committee Report	20
Compensation in 2009	20
Grants of Plan Based Awards in 2009	21
Outstanding Equity Awards at Fiscal Year-End	21
Options Exercised and Stock Vested	21
Pension Benefits	21
Nonqualified Deferred Compensation	21
Potential Payments Upon Termination Of Employment	21
Potential Post-Employment Payments and Payments on a Change in Control	21
Compensation Policies and Practices as They Relate to Risk Management	21
COMPENSATION OF DIRECTORS	22
Director Compensation	23
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	23
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	26
EQUITY COMPENSATION PLAN INFORMATION	27
REPORT OF THE AUDIT COMMITTEE	27
PROPOSAL II RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	29
Relationship with Independent Registered Public Accounting Firm	29
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	30
ACCESS TO FORM 10-K	30
STOCKHOLDER PROPOSALS	30
OTHER MATTERS	31
WHERE YOU CAN FIND MORE INFORMATION	31

i

CREXUS INVESTMENT CORP.
1211 AVENUE OF THE AMERICAS, SUITE 2902
NEW YORK, NEW YORK 10036
______________________

2010 ANNUAL MEETING OF STOCKHOLDERS
______________________

PROXY STATEMENT

CreXus Investment Corp. (“we”, “CreXus”, “our” or “us”) is furnishing this proxy statement in connection with our solicitation of proxies to be voted at our 2010 annual meeting of stockholders. We will hold the annual meeting at the New York Marriott Marquis, 1535 Broadway, New York, New York 10036, on Thursday, May 27, 2010 at 1:00 p.m. New York time, and any postponements or adjournments thereof. We are sending this proxy statement and the enclosed proxy to our stockholders commencing on or about April 16, 2010.  Our principal executive offices are located at 1211 Avenue of the Americas, Suite 2902, New York, New York 10036.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q:	What am I voting on?

A:	(1)	Election of two directors, Nancy Jo Kuenstner and Patrick Corcoran, for terms of three years; and

(2)	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2010.

Q:	How does the board of directors recommend that I vote on these proposals?

A:
Our board of directors recommends you vote “FOR” the election of each of the nominees as directors and “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year.

Q:	Who is entitled to vote at the meeting?

A:	Only common stockholders of record as of the close of business on March 29, 2010, the record date, are entitled to vote at the meeting.

Q:	What stockholder approvals are required to approve the proposals?

A:
Directors will be elected by a plurality of the votes cast by the holders of the shares of common stock voting in person or by proxy at the annual meeting, and ratification of the appointment of our independent registered public accounting firm will require the affirmative vote of the holders of a majority of the votes cast at the annual meeting.

Q:	What do I do if I want to change my vote?

A:
Send a later-dated, signed proxy card to our Secretary prior to the date of the annual meeting or attend the annual meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to our Secretary at our address which is provided above.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares?

A:
If you do not provide your broker with instructions on how to vote your street name shares, your broker will not be able to vote them on the election of directors but will be able to vote them on the ratification of the appointment of our independent registered public accounting firm.  You should be sure to provide your broker with instructions on how to vote your shares.  Stockholders are urged to use telephone or Internet voting if their broker has provided them with the opportunity to do so.  See your voting instruction form for instructions.  If your broker holds your shares and you attend the annual meeting, please bring a letter from your broker identifying you as the beneficial owner of the shares and acknowledging that you will vote your shares.

Q:	Who can help answer my questions?

A:	If you have any questions or need assistance voting your shares or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact:

CreXus Investment Corp.
1211 Avenue of the Americas, Suite 2902
New York, NY 10036
Phone: 1-877-291-3453
Facsimile: (212) 696-9809
Email: investor@crexusinvestment.com

Q:	How will voting on any other business be conducted?

A:
Other than the two proposals described in this proxy statement, we know of no other business to be considered at the annual meeting.  If any other matters are properly presented at the meeting, your signed proxy card authorizes Kevin Riordan, our Chief Executive Officer and President, and Daniel Wickey, our Secretary, to vote on those matters according to their best judgment.

Q:	Who will count the vote?

A:	Representatives of Broadridge Financial Solutions, Inc., the independent Inspector of Elections, will count the votes.

Q:	What does it mean if I receive more than one proxy card?

A:	It probably means your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

Q:	How many shares can vote?

A:	As of the record date, 18,120,112 shares of common stock were issued and outstanding. Holders of our common stock are entitled to one vote per share for each matter before the meeting.

Q:	Who can attend the annual meeting?

A:
All stockholders of record as of March 29, 2010 can attend the annual meeting, although seating is limited.  If your shares are held through a broker and you would like to attend, please either (1) write us at Investor Relations, CreXus Investment Corp., 1211 Avenue of the Americas, Suite 2902, New York, New York 10036 or email us at investor@crexusinvestment.com, or (2) bring to the meeting a copy of your brokerage account statement or an omnibus proxy (which you can get from your broker).  In addition, you must bring valid, government-issued photo identification, such as a driver’s license or a passport.  If you plan to attend, please check the box on your proxy card and return it as directed on the proxy card.

Security measures will be in place at the meeting to help ensure the safety of attendees.  Metal detectors similar to those used in airports may be located at the entrance to the auditorium and briefcases, handbags and packages may be inspected.  No cameras or recording devices of any kind, or signs, placards, banners or similar materials, may be brought into the meeting.  Anyone who refuses to comply with these requirements will not be admitted.

Q:	Will our External Manager be present at the Meeting?

A:	Fixed Income Discount Advisory Company, which we refer to as our Manager or FIDAC, will be present at the meeting.

Q:	When are stockholder proposals due for the 2011 annual meeting?

A:
If you are submitting a proposal to be included in next year’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, we must receive the proposal no later than December 17, 2010.

Q:	How will we solicit proxies for the annual meeting?

A:
We are soliciting proxies by mailing this proxy statement and proxy card to our stockholders.  In addition to solicitation by mail, some of our directors and officers and our Manager’s employees may, without extra pay, make additional solicitations by telephone or in person.  We will pay the solicitation costs, and will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners.

OUR ANNUAL MEETING

We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our board of directors for use at our annual meeting.

Date, Time and Place of the Annual Meeting

We will hold our annual meeting on Thursday, May 27, 2010, at 1:00 p.m., local time, at the New York Marriott Marquis, 1535 Broadway, New York, New York 10036.

Purpose of the Annual Meeting

At the annual meeting, we are asking holders of record of our common stock to consider and vote on the following proposals:

election of two directors for a term of three years each;

ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year; and

any matters as may properly come before our annual meeting or any adjournment or postponement thereof.

Stockholder Record Date

Only holders of record of our common stock at the close of business on March 29, 2010, the record date, are entitled to notice of and to vote at the annual meeting.  On the record date, approximately 18,120,112 shares of our common stock were issued and outstanding.

Voting Rights

Our stockholders are entitled to one vote per share of common stock held as of the record date for the annual meeting.  Holders of common stock are not entitled to cumulate their votes on any matter to be considered at the meeting.

Quorum; Effect of Abstention and Broker “Non-Votes”

A quorum will be present at the annual meeting if a majority of the votes entitled to be cast are present, in person or by proxy.  Since there were 18,120,112 eligible votes as of the record date, we will need at least 9,060,057 votes present in person or by proxy at the annual meeting for a quorum to exist.  If a quorum is not present at the annual meeting, we expect that the annual meeting will be adjourned to solicit additional proxies. Holders of record of our common stock on the record date are entitled to one vote per share.

Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. An abstention is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote.  An abstention will not count “for” or “against” the election of directors or the ratification of Deloitte & Touche LLP as our independent registered public accounting firm.

A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner.  Under New York Stock Exchange rules, brokers that hold shares of our common stock in street name for customers that are the beneficial owners of those shares may not give a proxy to vote those shares on certain matters, including the election of directors, without specific instructions from those customers.

Broker “non-votes” will be treated as present and entitled to vote for purposes of determining the presence of a quorum at the annual meeting.  If a stockholder owns shares through a broker and attends the annual meeting, the stockholder should bring a letter from that stockholder’s broker identifying that stockholder as the beneficial owner of the shares and acknowledging that you will vote your shares.

Broker non-votes will not count “for” or “against” the election of directors and the ratification of Deloitte & Touche LLP as our independent registered public accounting firm.

Votes Required To Approve the Proposals

Directors will be elected by a plurality of the votes cast by the holders of the shares of common stock voting in person or by proxy at the annual meeting.  Ratification of the appointment of our independent registered public accounting firm will require the affirmative vote of the holders of a majority of the votes cast at the annual meeting.

Voting of Proxies

All shares represented by properly executed proxies received in time for the annual meeting will be voted at the annual meeting in the manner specified by the stockholders giving those proxies.  Other than broker non-votes, properly executed proxies that do not contain voting instructions will be voted for the election of directors and for the ratification of Deloitte & Touche LLP as our independent registered public accounting firm.  Broker non-votes will not count “for” or “against” the election of directors and the ratification of Deloitte & Touche LLP as our independent registered public accounting firm.

The individuals named as proxies by a stockholder may vote for one or more adjournments of the annual meeting, including adjournments to permit further solicitations of proxies.

We do not expect that any matter other than the proposals described above will be brought before the annual meeting.  If, however, other matters are properly presented at the annual meeting, the individuals named as proxies will vote in accordance with the recommendation of our board of directors.

Revocability of Proxies

Submitting a proxy on the enclosed form will not preclude you from voting in person at the annual meeting.  You may revoke a proxy at any time before it is voted by filing with us a duly executed revocation of proxy, by submitting a duly executed proxy to us with a later date or by appearing at the annual meeting and voting in person.  You may revoke a proxy by any of these methods, regardless of the method used to deliver your previous proxy.  Attendance at the annual meeting without voting will not itself revoke a proxy.

Solicitation of Proxies

We will pay the expenses incurred in connection with the printing and mailing of this proxy statement.  In addition to solicitation by mail, our directors and officers and our Manager’s employees, who will not be specially compensated, may solicit proxies from our stockholders by telephone, facsimile, telegram or other electronic means or in person.  Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held of record by these persons, and we will reimburse them for their reasonable out-of-pocket expenses.  We will bear the total cost of soliciting proxies.

We will mail or send an electronic copy of this proxy statement to each holder of record of our common stock on the record date.

Stockholders have the option to vote over the internet or by telephone.  Please be aware that if you vote over the internet, you may incur costs such as telephone and access charges for which you will be responsible.

In accordance with a notice sent to eligible stockholders who share a single address, we are sending only one proxy statement to that address unless we received instructions to the contrary from any stockholder at that address.  This practice, known as “householding,” is designed to reduce our printing and postage costs.  However, if a stockholder of record residing at such an address wishes to receive a separate annual report or proxy statement, he or she may request it orally or in writing by contacting us at CreXus Investment Corp., 1211 Avenue of the Americas, Suite 2902, New York, New York 10036, Attention: Investor Relations, by emailing us at investor@crexusinvestment.com, or by calling us at 1-877-291-3453, and we will promptly deliver to the stockholder the requested annual report or proxy statement.  If a stockholder of record residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she may contact us in the same manner.  If you are an eligible stockholder of record receiving multiple copies of our annual report and proxy statement, you can request householding by contacting us in the same manner.  If you own your shares through a bank, broker or other nominee, you can request householding by contacting the nominee.

Postponement or Adjournment of Meeting

If a quorum is not present or represented, our bylaws permit a majority of stockholders entitled to vote at the annual meeting, present in person or represented by proxy, to postpone or adjourn the meeting, without notice other than an announcement.

Annual Meeting Admission Procedures

You should be prepared to present valid government-issued photo identification for admittance at the annual meeting.  In addition, if you are a record holder of common stock, your name is subject to verification against the list of our record holders on the record date prior to being admitted to the annual meeting.  If you are not a record holder but hold shares in street name, that is, with a broker, dealer, bank or other financial institution that serves as your nominee, you should be prepared to provide proof of beneficial ownership on the record date, or similar evidence of ownership.  If you do not provide valid government-issued photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the annual meeting.

PROPOSAL I ELECTION OF DIRECTORS

At the annual meeting, the stockholders will vote to elect two class I directors, whose terms will expire at our annual meeting of stockholders in 2013, subject to the election and qualification of their successors or to their earlier death, resignation or removal.

The persons named in the enclosed proxy will vote to elect Nancy Jo Kuenstner and Patrick Corcoran as class I directors, unless you withhold the authority of these persons to vote for the election of any or all of the nominees by marking the proxy to that effect.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR NANCY JO KUENSTNER AND PATRICK CORCORAN AS DIRECTORS TO HOLD OFFICE UNTIL OUR ANNUAL MEETING OF STOCKHOLDERS IN 2013 AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED.  THE PERSONS NAMED IN THE ENCLOSED PROXY WILL VOTE YOUR PROXY IN FAVOR OF THESE NOMINEES UNLESS YOU SPECIFY A CONTRARY CHOICE IN YOUR PROXY.

Directors

We have three classes of directors.  Our class I directors to be elected at this year’s meeting will serve until our annual meeting of stockholders in 2013, our class II directors will serve until our annual meeting of stockholders in 2011; and our class III director will serve until our annual meeting of stockholders in 2012.  Set forth below are the names and certain information on each of our directors.

Class I Directors

Patrick Corcoran, age 63, is one of our Class I Directors and our Nonexecutive Chairman of the Board of Directors and has been a member of our board of directors since September 2009. Since July 2006, Dr. Corcoran has been director of Central Michigan University’s real estate development and finance program. From November 1997 to April 2005, Dr. Corcoran served as the head of commercial mortgage-backed securities (CMBS) research at J.P. Morgan Securities Inc. Prior to that, Dr. Corcoran held senior positions at Nomura Securities International Inc., the Prudential Insurance Co. of America and the Federal Reserve Bank of New York. Dr. Corcoran also has been a frequent lecturer on real estate at many universities throughout the U.S., as well as a speaker and panelist at many conferences for national and international organizations.  In light of our business operations to acquire, manage, and finance, directly or through our subsidiaries, commercial mortgage loans and other commercial real estate debt, CMBS, and other commercial real estate-related assets, Dr. Corcoran’s experience both at J.P. Morgan Securities Inc., Nomura Securities International Inc., the Prudential Insurance Co. of America and the Federal Reserve Bank of New York and in academia allow us to benefit from his experience in the commercial real estate and finance arena.  This experience and knowledge led us to conclude that Dr. Corcoran should serve as a director. None of the corporations or organization that have employed Dr. Corcoran during the past five years is a parent, subsidiary or other affiliate of us.  Dr. Corcoran has a Master’s degree in economics, a Master’s degree in mathematical statistics, and a Doctoral degree in economics, each from the University of Michigan.

Nancy Jo Kuenstner, age 56, is one of our Class I Directors and has been a member of our board of directors since September 2009. Ms. Kuenstner has more than 30 years of experience in banking and finance, most recently as President, Chief Executive Officer, and a director of The Law Debenture Trust Company of New York from March 2001 through December 2008. Ms. Kuenstner serves as a trustee of Lafayette College and is a member of its investment committee.  In light of our business operations and oversight functions of our board of directors, Ms. Kuenstner’s experience as a director at The Law Debenture Trust Company and investment committee membership at Lafayette College allow us to benefit from her experience.  This experience and knowledge led us to conclude that Ms. Kuenstner should serve as a director.  None of the corporations or organization that have employed Ms. Kuenstner during the past five years is a parent, subsidiary or other affiliate of us. Ms. Kuenstner has an M.B.A. from the University of North Carolina and a Bachelor of Arts in Spanish from Lafayette College.

Class II Directors

Robert B. Eastep, CPA, age 46, is one of our Class II Directors and has been a member of our board of directors since September 2009. Since June 2008, Mr. Eastep has been an instructor in U.S. Generally Accepted Accounting Principles (GAAP) and International Financial Reporting Standards (IFRS) for the accounting and financial training firm GAAP Seminars. Since January 2007, Mr. Eastep has also been Chief Executive Office of Eagle Sports Management, LLC, a private business consulting firm. From 1999 to December 2006, Mr. Eastep served as Executive Vice President and Chief Financial Officer of Saxon Capital, Inc., a NYSE listed real estate investment trust that was a residential mortgage lender and servicer prior to its sale to Morgan Stanley. From 1998 to 1999, Mr. Eastep served as Director of Internal Audit for Cadmus Communications Corporation and from 1996 to 1998 he was Vice President - Finance Manger of General Accounting for Wachovia (formerly Central Fidelity Bankshares). From 1986 to 1996, Mr. Eastep was a Senior Manager (Financial Services Audit Practice) for KPMG Peat Marwick LLP where he directed numerous SEC audit engagements and served as a member of KPMG’s Regulatory Advisory Practice for financial institutions.  In light of our business operations commercial mortgage finance industry, Mr. Eastep’s experience as Executive Vice President and Chief Financial Officer of Saxon Capital, Inc. allow us to benefit from his financial expertise and experience in the mortgage finance arena.  This experience and knowledge led us to conclude that Mr. Eastep should serve as a director.   None of the corporations or organization that have employed Mr. Eastep during the past five years is a parent, subsidiary or other affiliate of us.  Mr. Eastep has a Bachelor of Science in business administration, concentration in accounting, from West Virginia University and a Certificate of Professional Achievement in financial management from the Kellogg Graduate School of Management of Northwestern University.

Kevin Riordan, age 54, is our President and Chief Executive Officer, and one of our Class II Directors and has been our President and Chief Executive Officer and a member of our board of directors since June 2009. He is also a Managing Director for FIDAC and Annaly Capital Management, Inc., or Annaly. Mr. Riordan joined FIDAC and Annaly in May 2008 as a Director and became a Managing Director for FIDAC and Annaly in June 2009. In his over 25 years of experience, Mr. Riordan held various positions in the financing, investing and securitization of commercial real estate. From February 2007 to April 2008, Mr. Riordan was a portfolio manager with Dominion Capital Management LLC. Prior to joining Dominion Capital Management LLC, Mr. Riordan spent over 20 years with TIAA-CREF. At TIAA-CREF, he was a group managing director, responsible for the oversight of their multi-billion commercial real estate securities portfolio which included CMBS and collateralized debt obligation (CDO) securities, REIT debt, REIT common and preferred stock, and the origination of small balance commercial mortgage loans. In light of our business operations to acquire, manage, and finance, directly or through our subsidiaries, commercial mortgage loans and other commercial real estate debt, CMBS, and other commercial real estate-related assets, Mr. Riordan’s experience both at TIAA-CREF and FIDAC and Annaly allow us to benefit from his experience in the commercial real estate and finance arena.  This experience and knowledge led us to conclude that Mr. Riordan should serve as a director. Mr. Riordan has been during the past five years and is currently employed at an affiliate of us.  Mr. Riordan is a CPA and received a Bachelors Degree in accounting from Rutgers-Newark College of Arts and Sciences and an M.B.A. in finance from Seton Hall University.

Class III Director

Ronald Kazel, age 42, is our Class III Director and has been a member of our board of directors since June 2009. He is also a Managing Director for FIDAC and Annaly. Mr. Kazel is a member of our Manager’s Investment Committee. Mr. Kazel joined these companies in December 2001 as an Executive Vice President and became a Managing Director for FIDAC and Annaly in January 2006. Before joining Annaly and FIDAC, Mr. Kazel was a Senior Vice President in Friedman Billings Ramsey’s financial services investment banking group. During his tenure there, he was responsible for structuring both the private and public equity offerings for Annaly in 1997. From 1991 to 1996, Mr. Kazel served as a Vice President at Sandler O’Neill & Partners where he was involved in asset/liability management and mortgage-backed securities analysis and sales. In light of our business operations to acquire, manage, and finance, directly or through our subsidiaries, real estate-related assets, Mr. Kazel’s experience at FIDAC and Annaly allows us to benefit from his experience in the real estate and finance arena.  This experience and knowledge led us to conclude that Mr. Kazel should serve as a director. Mr. Kazel has been during the past five years and is currently employed at an affiliate of us.  Mr. Kazel has a Bachelor of Science in finance and management from New York University.

CORPORATE GOVERNANCE, DIRECTOR INDEPENDENCE, BOARD MEETINGS AND COMMITTEES

Corporate Governance

We believe that we have implemented effective corporate governance policies and observe good corporate governance procedures and practices.  We have adopted a number of written policies, including corporate governance guidelines, code of business conduct and ethics, and charters for our audit committee, compensation committee and nominating and corporate governance committee.

Board Oversight of Risk

The board of directors is responsible for overseeing our risk management practices and committees of the board of directors assist it in fulfilling this responsibility.

As required by its charter, the audit committee routinely discusses with management the our significant risk exposures and the actions management has taken to limit, monitor or control such exposures, including guidelines and policies with respect to our assessment of risk and risk management. At least annually, the audit committee reviews with management our risk management program which identifies and quantifies a broad spectrum of enterprise-wide risks, and related action plans.  In 2009, our full board of directors participated in this review and discussion and expects to continue this practice as part of its role in the oversight of our risk management practices.  In addition, our Manager’s employees report to the audit committee on various matters related to our risk exposures on a regular basis or more frequently if appropriate.  At their discretion, members of the board of directors may also directly contact management to review and discuss any risk-related or other concerns that may arise between regular meetings.

Our board of directors reviewed with the compensation committee its compensation policies and practices applicable to our Manager that could affect our assessment of risk and risk management.  Following such review, our board of directors determined that our compensation policies and practices, pursuant to which we pay no cash compensation to our Manager’s employees since they are compensated by our Manager, do not create risks that are reasonably likely to have a material adverse effect on us.  Our board of directors also considered that while we may grant our Manager’s employees equity awards, such grants align their interests with our interests and do not create risks that are reasonably likely to have a material adverse effect on us.  As part of this risk assessment and management activities going forward, our board of directors also determined that it would undertake an annual review of our compensation policies and practices as they relate to risk.

Independence of Our Directors

New York Stock Exchange rules require that at least a majority of our directors be independent of us and management.  The rules also require that our board of directors affirmatively determine that there are no material relationships between a director and us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) before such director can be deemed independent.  We have adopted independence standards consistent with New York Stock Exchange rules.  Our board of directors has reviewed both direct and indirect transactions and relationships that each of our directors had or maintained with us and our management.

As a result of this review, our board of directors, based upon the fact that none of our non-employee directors have any material relationships with us other than as directors and holders of our common stock, affirmatively determined that three of our directors are independent directors under New York Stock Exchange rules.  Our independent directors are Nancy Jo Kuenstner, Patrick Corcoran and Robert Eastep.  Ronald Kazel and Kevin Riordan are not considered independent because they are employees of our Manager.

Board Leadership Structure

 We have separated the roles of principal executive officer and chairman of the board.  Our principal executive officer is Kevin Riordan, who is our Chief Executive Officer, President and a Director.  Our chairman of the board of directors is Patrick Corcoran, who is an independent director.  The board of directors believes this allocation of responsibilities between these two positions provides for dynamic board leadership while maintaining strong independence and is therefore an effective and appropriate leadership structure.

Board Committees and Charters

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which sets forth the basic principles and guidelines for resolving various legal and ethical questions that may arise in the workplace and in the conduct of our business.   This code is applicable to all our employees, officers and directors, as well as to our Manager’s officers, directors and employees when such individuals are acting for or on our behalf.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines which, in conjunction with the charters and key practices of our board committees, provide the framework for the governance of our company.

Other Charters

Our compensation committee, audit committee and nominating and corporate governance committee have also adopted written charters which govern their conduct.

Where You Can Find These Documents

Our Code of Business Conduct and Ethics, Corporate Governance Principles, Compensation Committee Charter, Audit Committee Charter and Nominating and Corporate Governance Committee Charter are available on our website (www.crexusinvestment.com).  We will provide copies of these documents free of charge to any stockholder who sends a written request to Investor Relations, CreXus Investment Corp., 1211 Avenue of the Americas, Suite 2902, New York, New York 10036.

Compensation Committee

Our board of directors has established a compensation committee, which is composed of each of our independent directors, Dr. Corcoran, Mr. Eastep, and Ms. Kuenstner.  Dr. Corcoran chairs the compensation committee, whose principal functions are to:

evaluate the performance of our officers;

evaluate the performance of our Manager;

review the compensation and fees payable to our Manager under our management agreement;

recommend to the board of directors the compensation for our independent directors; and

administer the issuance of any securities under our equity incentive plan to our executives or the employees of our Manager.

For additional information on the compensation committee, please see “Compensation Committee Report” below.

Audit Committee

Our board of directors has established an audit committee, which is composed of each of our independent directors, Dr. Corcoran, Mr. Eastep, and Ms. Kuenstner.  Mr. Eastep chairs our audit committee and serves as our audit committee financial expert, as that term is defined by the SEC.  Each of the members of the audit committee is “financially literate” under the rules of the NYSE.  The committee assists the board in overseeing:

our accounting and financial reporting processes;

the integrity and audits of our financial statements;

our compliance with legal and regulatory requirements;

the qualifications and independence of our independent registered public accounting firm; and

the performance of our independent registered public accounting firm and any internal auditors.

The audit committee is also responsible for engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

Our board of directors has determined that all of the directors serving on the audit committee are independent members of the audit committee under the current NYSE independence requirements and SEC rules.  The activities of the audit committee are described in greater detail below under the caption “Report of the Audit Committee.”

Nominating and Corporate Governance Committee

Our board of directors has established a nominating and corporate governance committee, which is composed of each of our independent directors, Dr. Corcoran, Mr. Eastep, and Ms. Kuenstner.  Ms. Kuenstner chairs the committee, which is responsible for seeking, considering and recommending to the full board of directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting of stockholders.  It also periodically prepares and submits to the board for adoption the nominating and corporate governance committee’s selection criteria for director nominees.  It reviews and makes recommendations on matters involving general operation of the board and our corporate governance, and annually recommends to the board nominees for each committee of the board.  In addition, the nominating and corporate governance committee annually facilitates the assessment of the board of directors’ performance as a whole and of the individual directors and reports thereon to the board.

Our board of directors has determined that all of the directors serving on the nominating and corporate governance committee are independent members of the nominating and corporate governance committee under the current NYSE independence requirements and SEC rules.

Our nominating and corporate governance committee currently considers the following factors in making its recommendations to the board of directors:  background, skills, expertise, accessibility and availability to serve effectively on the board of directors.  Our nominating and corporate governance committee also conducts inquiries into the background and qualifications of potential candidates.  Although the nominating and corporate governance committee does not have a formal diversity policy, it believes that diversity is an important factor in determining the composition of the board of directors. Additionally, the committee believes that it is critical to have a board of directors with diverse backgrounds in various areas as this contributes to our success and is in the best interests of our shareholders.  The nominating and corporate governance committee will consider nominees recommended by our stockholders.  These recommendations should be submitted in writing to our Secretary.

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating nominees for director. Our nominating and corporate governance committee regularly assesses the appropriate size of the board of directors, and whether any vacancies on the board of directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, our nominating and corporate governance committee considers various potential candidates for director.  Candidates may come to the attention of our nominating and corporate governance committee through current members of our board of directors, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of our nominating and corporate governance committee, and may be considered at any point during the year. As described above, our nominating and corporate governance committee considers properly submitted stockholder nominations for candidates for the board of directors.  Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by our nominating and corporate governance committee at a regularly scheduled or special meeting.  If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to our nominating and corporate governance committee. Our nominating and corporate governance committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder.  In evaluating such nominations, our nominating and corporate governance committee seeks to achieve a balance of knowledge, experience and capability on the board of directors.

Communications with the Board of Directors

Interested persons may communicate their complaints or concerns by sending written communications to the board of directors, committees of the board of directors and individual directors by mailing those communications to:

CreXus Investment Corp.
[Addressee*]
1211 Avenue of the Americas
Suite 2902
New York, NY 10036
Phone: 1-877-291-3453
Facsimile: (212) 696-9809
Email: investor@crexusinvestment.com
Attention: Investor Relations

*       Audit Committee of the Board of Directors
*       Compensation Committee of the Board of Directors
*       Nominating and Corporate Governance Committee of the Board of Directors
*       Non-Management Directors
*       Name of individual director

These communications are sent by us directly to the specified addressee.

We require each member of the board of directors to attend our annual meeting of stockholders except for absences due to causes beyond the reasonable control of the director.

           Board and Committee Meetings

Our board of directors held 3 meetings in 2009.  During 2009, the compensation committee did not hold any meetings, the audit committee held 1 meeting, and the nominating and corporate governance committee did not hold any meetings.  Each director attended at least 75% of the aggregate number of meetings held by our board of directors and 75% of the aggregate number of meetings of each committee on which the director served.

Meetings of Non-Management Directors

Our corporate governance guidelines require that the board have at least two regularly scheduled meetings each year for our non-management directors.  These meetings, which are designed to promote unfettered discussions among our non-management directors, are presided over by Patrick Corcoran or Nancy Jo Kuenstner.  During 2009, our non-management directors held no meetings.

MANAGEMENT

The following sets forth certain information with respect to our named executive officers:

Name	Age	Position Held with Us
Kevin Riordan	54	Chief Executive Officer, President and Director
Jeffrey Conti	51	Head of Commercial Underwriting
Robert Karner	48	Head of Investments
Daniel Wickey	43	Chief Financial Officer and Secretary

Biographical information on Mr. Riordan is provided above. Certain biographical information for Messrs. Conti, Karner and Wickey is set forth below.

 Jeffrey Conti is our Head of Underwriting and an Executive Vice President for FIDAC. Mr. Conti joined FIDAC in June 2009 and has served as Executive Vice President and our Head of Underwriting since that time. Before joining FIDAC, Mr. Conti spent two years with Prudential Real Estate Investors, where he was a Vice President responsible for real estate equity originations, transaction structuring and asset management. Prior to joining Prudential Real Estate Investors, Mr. Conti was a Managing Director in the Fixed Income and Real Estate Group of TIAA-CREF where he was a Regional Head of Commercial Mortgage Originations. Over his 20-year career at TIAA-CREF, Mr. Conti also served in various capacities in real estate acquisitions, portfolio management, loan surveillance and restructuring, and the loan closing process. Mr. Conti received a Bachelors Degree in accounting from Rider College and a Diploma in real estate from New York University.

Robert Karner has served as our Head of Investments and an Executive Vice President for FIDAC since August 2009. Before joining FIDAC in August 2009, Mr. Karner most recently served as an Executive Director and Co-head of Morgan Stanley’s domestic CMBS Syndication desk from 2006-2008 with responsibilities for the marketing and distribution of the CMBS and commercial real estate  CDO (CRE CDO) production to a wide variety of investors. Prior to commencing his employment on Morgan Stanley’s CMBS desk in 1998, Mr. Karner held a variety of positions as a CMBS portfolio manager at Allstate Insurance Company, project manager with GE Capital and commercial mortgage originator with the Principal Financial Group. Mr. Karner has a Bachelor of Business Administration in Finance and an MS in Real Estate from the University of Wisconsin. From 2005 to June 30, 2007, Mr. Karner served on the advisory board of the Graaskamp Center for Real Estate at the University of Wisconsin. He currently co-chairs the Commercial Mortgage Securities Association’s Education Committee.

Daniel Wickey has served as our Chief Financial Officer and Secretary since June 2009. He has also served as Executive Vice President of Accounting for FIDAC and Annaly since July 2009. He is also Treasurer for Merganser Capital Management Inc. and has served in this role since October 2008. He joined FIDAC and Annaly in June 2004 as Vice President. Mr. Wickey heads the accounting team for FIDAC and assists in accounting for Annaly. Prior to joining the companies he was at Pershing LLC as an Accounting Supervisor in the Corporate Accounting group from 1996 to 2004. Mr. Wickey has a Bachelors Degree in business studies from Richard Stockton State College.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF CREXUS

The following table sets forth certain information as of March 26, 2010 relating to the beneficial ownership of our common stock by (i) all persons that we know beneficially own more than 5% of our outstanding common stock, (ii) each of our named executive officers and directors, and (iii) all of our executive officers and directors as a group.  Knowledge of the beneficial ownership of our common stock is drawn from statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Securities Act of 1934, as amended.  Except as otherwise indicated, to our knowledge, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder.

Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power.  Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of our principal executive office, 1211 Avenue of the Americas, Suite 2902, New York, New York 10036.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Kevin Riordan(1)	14,600	*
Jeffrey Conti(2)	2,500	*
Robert Karner(3)	20,000	*
Daniel Wickey(4)	-	*
Patrick Corcoran(5)	3,000	*
Robert Eastep(6)	3,800	*
Ronald Kazel(7)	14,000	*
Nancy Jo Kuenstner(8)	5,000	*
All Directors, Director Nominees and Officers As a Group	62,900	*
Annaly Capital Management, Inc.(9)	4,527,778	25.0%
Wellington Management Company, LLP(10)	2,493,080	13.8%
Prudential Financial, Inc.(11)	1,241,200	6.9%
Allianz Global Investors Management Partners LLC(12)	936,200	5.2%
OppenheimerFunds, Inc.(13)	907,040	5.0%
__________

*  Less than 1 percent.

(1)	Mr. Riordan is our Chief Executive Officer, President and one of our directors.
(2)	Mr. Conti is our Head of Commercial Underwriting.
(3)	Mr. Karner is our Head of Investments.
(4)	Mr. Wickey is our Chief Financial Officer and Secretary.
(5)	Dr. Corcoran is one of our directors.
(6)	Mr. Eastep is one of our directors.
(7)	Mr. Kazel is one of our directors.
(8)	Ms. Kuenstner is one of our directors.
(9)
Annaly Capital Management, Inc., or Annaly, owns our Manager.  The address for this stockholder is 1211 Avenue of the Americas, New York, NY  10036. Based solely on information contained in a Schedule 13D filed by Annaly on September 24, 2009.

(10)
The address for this stockholder is 75 State Street, Boston, MA 02109.  The shares shown as beneficially owned by Wellington Management Company, LLP reflect shares of common stock owned of record by clients of Wellington Management Company, LLP.  Wellington Management Company, LLP, in its capacity as investment adviser, may be deemed to beneficially own 2,535,555 of our shares which are held of record by clients of Wellington Management Company, LLP.  Based solely on information contained in a Schedule 13G filed by Wellington Management Company, LLP on October 13, 2009, as amended on February 12, 2010.

(11)
The address for this stockholder is 751 Broad Street, Newark, New Jersey 07102-3777.  Prudential Financial, Inc. reported that it may be deemed the beneficial owner of securities beneficially owned by a number of entities it listed and may have direct or indirect voting and/or investment discretion over 1,241,200 shares which are held for its own benefit or for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates.  The entities listed by Prudential Financial, Inc. in its report were: The Prudential Insurance Company of America, Prudential Investment Management, Inc., Jennison Associates LLC, Prudential Bache Asset Management, Inc., Prudential Investments LLC, Prudential Private Placement Investors, L.P., Pruco Securities, LLC, Prudential Investment Management Services LLC, AST Investment Services, Inc., Prudential Annuities Distributors, Inc., Quantitative Management Associates LLC, Prudential International Investments Advisers, LLC, Global Portfolio Strategies, Inc., Prudential Bache Securities, LLC and Prudential Bache Commodities, LLC.  Based solely on information contained in a Schedule 13G filed by Prudential Financial, Inc. on February 12, 2010.  Jennison Associates LLC, one of the named entities in the filing and whose address is 466 Lexington Avenue New York, NY  10017, also filed a Schedule 13G filed by Prudential Financial, Inc. on February 12, 2010 related to 1,241,200 of our common stock.

(12)
The address of the stockholder is 680 Newport Center Drive, Suite 250, Newport Beach, CA 92660.  Allianz Global Investors Management Partners LLC  reported that the  936,200 shares of our common stock are held by investment advisory clients or discretionary accounts of which Nicholas-Applegate Capital Management LLC, whose address is 600 West Broadway, Suite 2900, San Diego, CA 92101, Oppenheimer Capital LLC, whose address is 1345 Avenue of the Americas, New York, NY 10105, or NFJ Investment Group LLC, whose address is 2100 Ross Avenue, Suite 700, Dallas, TX 75201 (each of which is a subsidiary of Allianz Global Investors Management Partners LLC), is the investment adviser.  Based solely on information contained in a Schedule 13G filed by Allianz Global Investors Management Partners LLC on February 12, 2010.

(13)
The address for this stockholder is Two World Financial Center, 225 Liberty Street, New York, NY 10281.  Based solely on information contained in a Schedule 13G filed by OppenheimerFunds, Inc. on February 2, 2010.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis describes our compensation program, objectives and policies for the executive officers named in this proxy statement and our executive officers generally.

Overview of Compensation Program and Philosophy

We have no employees. We are externally managed by our Manager pursuant to a management agreement between our Manager and us. All of our named executive officers are employees of our Manager. We have not paid, and do not intend to pay, any cash compensation to our named executive officers.  We do not provide our named executive officers with pension benefits, perquisites or other personal benefits to them.  We have no arrangements to make payments to our named executive officers upon their termination from service as our officers. While we do not pay our named executive officers any cash compensation, our Compensation Committee may grant our named executive officers equity awards intended the align their interests with our interests.

Cash and Other Compensation

Our named executive officers and other personnel who conduct our regular business are employees of our manager. Accordingly, we do not pay or accrue any salaries or bonuses to our officers.

Equity-Based Compensation

Our Compensation Committee may, from time to time, grant equity awards in the form of restricted stock, stock options or other types of awards to our named executive officers pursuant to our equity incentive plan. These awards are designed to align the interests of our named executive officers with those of our stockholders, by allowing our named executive officers to share in the creation of value for our stockholders through stock appreciation and dividends. These equity awards are generally subject to vesting requirements over a number of years, and are designed to promote the retention of management and to achieve strong performance for our company. These awards further provide flexibility to us in our ability to enable our Manager to attract, motivate and retain talented individuals at our Manager.  Each independent director was granted 3,000 shares of our common stock on September 30, 2009.  Other than the 9,000 shares of common stock issued to our independent directors under our equity incentive plan, no awards will be made under our equity incentive plan any earlier than September 23, 2010.

We believe our compensation policies are particularly appropriate since we are an externally managed real estate investment trust, or REIT.  REIT regulations require us to pay at least 90% of our earnings to stockholders as dividends.  As a result, we believe that our stockholders are principally interested in receiving attractive risk-adjusted dividends and growth in dividends and book value.  Accordingly, we want to provide an incentive to our directors and management that rewards success in achieving these goals.  Since we do not have the ability to retain earnings, we believe that equity-based awards serve to align the interests of our Manager’s employees with the interests of our stockholders in receiving attractive risk-adjusted dividends and growth.  Additionally, we believe that equity-based awards are consistent with our stockholders’ interest in book value growth as these individuals will be incentivized to grow book value for stockholders over time.  We believe that this alignment of interests provides an incentive to our Manager’s employees to implement strategies that will enhance our long-term performance and promote growth in dividends and growth in book value.

Our equity incentive plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Internal Revenue Code, and stock options that do not qualify as incentive stock options.  The exercise price of each stock option may not be less than 100% of the fair market value of our shares of common stock on the date of grant.  The compensation committee will determine the terms of each option, including when each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised.  Options become vested and exercisable in installments and the exercisability of options may be accelerated by the compensation committee.

Our equity incentive plan also permits the granting of shares of our common stock in the form of restricted common stock.  A restricted common stock award is an award of shares of common stock that may be subject to forfeiture (vesting), restrictions on transferability and such other restrictions, if any, as the compensation committee may impose at the date of grant.  The shares may vest and the restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as our compensation committee may determine.

We may also grant unrestricted shares of common stock, which are shares of common stock awarded at no cost to the participant or for a purchase price determined by the compensation committee, under our equity incentive plan.  The compensation committee may also grant shares of our common stock, stock appreciation rights, dividend equivalent rights, and other stock and non-stock-based awards under the equity incentive plan.  These awards may be subject to such conditions and restrictions as the compensation committee may determine, including, but not limited to, the achievement of certain goals or continued employment with us through a specific period.  Each award under the plan may not be exercisable more than 10 years after the date of grant.

Our equity incentive plan provides that the compensation committee has the discretion to provide that all or any outstanding options and stock appreciation rights will become fully exercisable, all or any outstanding stock awards will become vested and transferable and all or any outstanding options and awards will be earned, all or any outstanding awards may be cancelled in exchange for a payment of cash or all or any outstanding awards may be substituted for awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted under the equity incentive plan if there is a change in control of us.

The compensation committee does not use a specific formula to calculate the number of equity awards and other rights awarded to executives under our equity incentive plan.  The compensation committee does not explicitly set future award levels/opportunities on the basis of what the executives earned from prior awards. While the compensation committee will take past awards into account, it will not solely base future awards in view of those past awards.  Generally, in determining the specific amounts to be granted to an individual, the compensation committee will take into account factors such as the individual’s position, his or her contribution to our company, market practices as well as the recommendations of our Manager.  Neither we nor any committee of the board of directors retained any compensation consultants during 2009.

We have not and do not intend to either backdate stock options or grant stock options retroactively.  Presently, we do not have designated dates on which we grant stock option awards.  We do not intend to time stock options grants with our release of material nonpublic information for the purpose of affecting the value of executive compensation.

Tax Considerations

Section 162(m) of the Internal Revenue Code, or the Code, generally disallows a tax deduction to public corporations for compensation, other than performance-based compensation, over $1 million paid to the chief executive officer and next four highest compensated executive officers to the extent that compensation of a particular executive exceeds $1 million in any one year.  There are certain exceptions for qualified performance-based compensation in accordance with the Code and corresponding regulations. We expect our equity plan awards paid to our executive officers will qualify as performance-based compensation deductible for federal income tax purposes under Section 162(m), but do not expect any non-performance based equity awards such as time vested restricted stock or stock units to qualify for such treatment. However, given the fact that we are presently externally managed by our external manager and the only compensation that currently may be paid to our executive officers are long-term incentive awards pursuant to our equity incentive plan, it is unlikely that Section 162(m) will have any material effect on us.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Patrick Corcoran	Nancy Jo Kuenstner	Robert Eastep

Compensation in 2009

We did not pay any compensation of any sort to our named executive officers during the year ended December 31, 2009.  We do not provide any of our executive officers with any cash compensation, pension benefits, or do we provide any executive officers with nonqualified deferred compensation plans.

Grants of Plan Based Awards in 2009

We did not grant any shares of restricted stock, options or other incentive compensation to our named executive officers during the year ended December 31, 2009.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2009, there were no outstanding awards of equity made to our named executive officers.

Options Exercised and Stock Vested

As of December 31, 2009, we had not issued any outstanding options to purchase shares of common stock to our named executive officers.  No options to purchase shares of our common stock or restricted shares of common stock for any of our named executive officers vested in 2009.

Pension Benefits

We do not provide any of our named executive officers with pension benefits.

Nonqualified Deferred Compensation

We do not provide any of our named executive officers with any nonqualified deferred compensation plans.

Potential Payments Upon Termination Of Employment

We do not have any employment agreements with any of our named executive officers and are not obligated to make any payments to them upon termination of employment.

Potential Post-Employment Payments and Payments on a Change in Control

We do not have any employment agreements with any of our named executive officers and are not obligated to make any post-employment payments to them or any payments upon a change of control.

Compensation Policies and Practices as They Relate to Risk Management

We did not pay any compensation of any sort to our named executive officers and did not have any employees during the year ended December 31, 2009 and, therefore, our compensation policies and practices are not reasonably likely to have a material adverse effect on us.  We pay our Manager a management fee that is a percentage of our stockholder’ equity.  This management fee is not tied to our performance and, as a result, we believe this management fee is not reasonably likely to have a material adverse effect on us.  We have designed our compensation policies and practices and the incentives established by the policies and practices, as such policies and practices relate to or affect risk taking by our Manager on our behalf, in a manner that we believe will not cause our Manager to seek to make higher risk investments as the compensation payable to our Manager avoids placing undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, to achieve higher management fees.  We have designed our compensation policy in an effort to provide the proper incentives to our Manager’s employees to maximize our performance in order to serve the best interests of our stockholders.  Our board of directors monitors our compensation policies and practices to determine whether its risk management objectives are being met with respect to incentivizing our Manager’s employees.

COMPENSATION OF DIRECTORS

We compensate only those directors who are independent under the NYSE listing standards.  Any member of our board of directors who is also an employee of our Manager is referred to as an excluded director.  Each excluded director does not receive additional compensation for serving on our board of directors.  Each independent director receives an annual fee for their services of $45,000.  The chair of our audit committee receives an additional annual fee of $10,000 for his service in such capacity.  Each independent director receives a fee of $500 for attendance at every in-person meeting of the board of directors or committee of the board of directors and a fee of $250 for attendance at every telephonic meeting of the board of directors or committee of the board of directors.  Fees to our non-excluded directors are paid in cash or shares of our common stock at the election of each director.  We also reimburse our directors for their travel expenses incurred in connection with their attendance at full board and committee meetings.

Our non-excluded directors are eligible to receive restricted common stock, option and other stock-based awards under our equity incentive plan.

Director Compensation

The table below summarizes the compensation paid by us to our non-employee directors for the fiscal year ended December 31, 2009.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)((2)	Option Awards	Non- Equity Incentive Plan Compen- sation	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings	All Other Compen- sation	Total
Patrick Corcoran	$13,818	$42,900	-	-	-	-	$56,718
Robert Eastep	$16,723	$42,900	-	-	-	-	$59,623
Nancy Jo Kuenstner	$13,818	$42,900	-	-	-	-	$56,718
___________

(1)	Reflects fees we paid each independent director between the date of their appointment as directors on September 15, 2009 to December 31, 2009.

(2)
For amounts under the column “Stock Awards,” we disclose the expenses associated with the award measured in dollars and calculated in accordance with FASB ASC Topic 505, as required by SEC regulations. The FASB ASC Topic 505 fair value per share of the restricted stock is the closing price on the date of grant, or $14.30 per share.  As of December 31, 2009, each of Dr. Corcoran, Mr. Eastep, and Ms. Kuenstner had been issued 3,000 shares of common stock under our equity incentive plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

This section discusses certain direct and indirect relationships and transactions involving us and certain persons related to us.

Management Agreement

We entered into a management agreement with FIDAC, our Manager, in connection with our initial public offering.  The management agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors.

The initial term of the management agreement is through December 31, 2013, with automatic, one-year renewals at the end of each year.  Our independent directors review our Manager’s performance annually, and following the initial term, the management agreement may be terminated annually by us without cause upon the affirmative vote of at least two-thirds of our independent directors, or by a vote of the holders of at least a majority of the outstanding shares of our common stock (other than shares held by Annaly or its affiliates), based upon (i) our Manager’s unsatisfactory performance that is materially detrimental to us or (ii) our determination that the management fees payable to our Manager are not fair, subject to our Manager’s right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors.  We will provide our Manager with 180-days’ prior notice of such termination.  Upon termination without cause, we will pay our Manager a termination fee.  We may also terminate the management agreement with 30-days’ prior notice from our board of directors, without payment of a termination fee, for cause or upon a change of control of Annaly or our Manager, each as defined in the management agreement. Our Manager may terminate the management agreement if we or any of our subsidiaries become required to register as an investment company under the 1940 Act, with such termination deemed to occur immediately before such event, in which case we would not be required to pay a termination fee.  Our Manager may also decline to renew the management agreement by providing us with 180-days’ written notice, in which case we would not be required to pay a termination fee.

The following table summarizes the fees and expense reimbursements and other amounts that we will pay our Manager:

Type	Description	Payment
Management fee:
0.50% per annum until September 22, 2010, 1.00% per annum for the period from September 23, 2010 through March 22, 2011, and 1.50% per annum after March 22, 2011, calculated quarterly, of our stockholders’ equity.  For purposes of calculating the management fee, our stockholders’ equity means the sum of the net proceeds from any issuances of our equity securities since inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus our retained earnings at the end of such quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less any amount that we pay for repurchases of our common stock, and less any unrealized gains, losses or other items that do not affect realized net income (regardless of whether such items are included in other comprehensive income or loss, or in net income).  This amount will be adjusted to exclude one-time events pursuant to changes in accounting principles generally accepted in the United States, or GAAP, and certain non-cash charges after discussions between our Manager and our independent directors and approved by a majority of our independent directors.
Quarterly in cash.
Expense reimbursement:

Reimbursement of expenses related to us incurred by our Manager, including legal, accounting, due diligence and other services, but excluding the salaries and other compensation of our Manager’s employees.
In cash as incurred.
Termination fee:
Termination fee equal to three times the average annual management fee (or if the period is less than 24 months annualized) earned by our Manager during the 24-month period prior to such termination, calculated as of the end of the most recently completed fiscal quarter.
Upon termination of the management agreement by us without cause or by our Manager if we materially breach the management agreement.

We incurred expenses to our Manager under the management agreement of an aggregate of approximately $354,000 for the period from September 22, 2009 through December 31, 2009.  Currently, our Manager has waived its right to require us to pay our pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Manager and its affiliates required for our operations.

Purchases of Common Stock by Affiliates

Annaly, the owner of our Manager, purchased 4,527,778 shares of common stock concurrent with our initial public offering at the same price paid by other investors in our initial public offering.  Annaly owns 25% of our outstanding shares of common stock.

On May 21, 2008, we issued 1,000,000 shares of our common stock to certain of our Manager’s officers and employees for an aggregate purchase price of $50,000. On September 15, 2009, we repurchased 750,000 shares of common stock from existing holders on a pro rata basis at the initial purchase price. Each of these officers and employees has agreed to a three year lock-up with us from September 16, 2009, subject to termination upon the termination of our management agreement, with respect to those shares of our common stock.

Other Relationships

Daniel Wickey, our Chief Financial Officer and Secretary and the Executive Vice President, Accounting of Annaly and our Manager, is the brother-in-law of Rose-Marie Lyght, a Managing Director and Co-Head of Portfolio Management for our Manager and Annaly and a member of our Manager’s Investment Committee.

Approval of Related Person Transactions

Our code of business conduct and ethics requires all of our personnel to be scrupulous in avoiding a conflict of interest with regard to our interests.  The code prohibits us from entering into a business relationship with an immediate family member or with a company that the employee or immediate family member has a substantial financial interest unless such relationship is disclosed to and approved in advance by our board of directors.

Each of our directors and executive officers is required to complete an annual disclosure questionnaire and report all transactions with us in which they and their immediate family members had or will have a direct or indirect material interest with respect to us.  We review these questionnaires and, if we determine it necessary, discuss any reported transactions with the entire board of directors.  We do not, however, have a formal written policy for approval or ratification of such transactions, and all such transactions are evaluated on a case-by-case basis.  If we believe a transaction is significant to us and raises particular conflict of interest issues, we will discuss it with our legal counsel, and if necessary, we will form an independent board committee which has the right to engage its own legal and financial counsel to evaluate and approve the transaction.

In addition, we will not invest in any collateralized debt obligation or security structured or managed by our Manager or any of its affiliates unless the investment is approved in advance by a majority of our independent directors.

Clearing Fees

RCap Securities Inc., or RCap, is a SEC registered broker-dealer and a wholly-owned subsidiary of Annaly. We may use RCap to clear CMBS trades for us and RCap would be entitled to customary market-based fees and charges arising from such services.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our compensation committee is comprised solely of the following independent directors:  Dr. Corcoran, Mr. Eastep, and Ms. Kuenstner.  None of them is serving or has served as an officer or employee of us or any affiliate or has any other business relationship or affiliation with us, except his or her service as a director.

EQUITY COMPENSATION PLAN INFORMATION

We have adopted an equity incentive plan to provide incentives to our independent directors, employees of our Manager and its affiliates, and other service providers to stimulate their efforts toward our continued success, long-term growth and profitability and to attract, reward and retain personnel.

The following table provides information as of December 31, 2009, concerning shares of our common stock authorized for issuance under our existing equity incentive plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under Incentive Plan (excluding previously issued)(1)

Incentive Plan approved by shareholders	-	-	194,002

Incentive Plan not approved by shareholders	-	-	-
Total	-	-	194,002
_______________

(1)	Other than the 9,000 shares of common stock issued to our independent directors under our equity incentive plan, no awards will be made under our equity incentive plan until September 23, 2010.

REPORT OF THE AUDIT COMMITTEE

Since the consummation of our initial public offering, we have had an audit committee composed entirely of non-employee directors.  The members of the audit committee meet the independence and experience requirements of the New York Stock Exchange.  The board of directors has determined that Mr. Eastep is the audit committee financial expert and is an independent director within the meaning of the applicable rules of the Securities and Exchange Commission and the New York Stock Exchange.  The Committee met one time in 2009 since we commenced operations on September 22, 2009.  The audit committee has adopted a written charter outlining the practices it follows.  A full text of our audit committee charter is available for viewing on our website at www.crexusinvestment.com.  Any changes in the charter or key practices will be reflected on our website.

Our audit committee meets with the Chief Financial Officer and our independent registered public accounting firm on a quarterly basis.  The audit committee’s agenda is established by the audit committee’s chairman.  The audit committee engaged Deloitte & Touche LLP as our independent registered public accounting firm and reviewed with our Chief Financial Officer and the independent registered public accounting firm, overall audit scope and plans, the results of external audit examination, evaluations by the independent registered public accounting firm of our internal controls and the quality of our financial reporting.

The audit committee has reviewed and discussed the audited financial statements with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the audit committee asked for and received management’s representations that our audited financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, and have expressed to both management and registered public accounting firm their general preference for conservative policies when a range of accounting options is available.

In its meetings with representatives of the independent registered public accounting firm, the audit committee asks them to address, and discusses their responses to several questions that the audit committee believes are particularly relevant to its oversight. These questions include:

Are there any significant accounting judgments made by management in preparing the financial statements that would have been made differently had the registered public accounting firm themselves prepared and been responsible for the financial statements?

Based on the registered public accounting firm’s experience, and their knowledge of us, do our financial statements fairly present to investors, with clarity and completeness, our financial position and performance for the reporting period in accordance with generally accepted accounting principles, and SEC disclosure requirements?

Based on the registered public accounting firm’s experience, and their knowledge of us, have we implemented internal controls that are appropriate?

The audit committee believes that, by thus focusing its discussions with the independent registered public accounting firm, it can promote a meaningful dialogue that provides a basis for its oversight judgments.

The audit committee also discussed with the independent registered public accounting firm other matters required to be discussed by the registered public accounting firm with the audit committee under the standards of Public Company Accounting Oversight Board (United States) (required communication with the audit committee).  The audit committee received and discussed with the registered public accounting firm their annual written report on their independence from us and our management, which is made under Independence Standards Board Standard No. 1 (independence discussions with audit committees), and considered with the registered public accounting firm whether the provision of non-audit services is compatible with the registered public accounting firm’s independence.

In performing all of these functions, the audit committee acts only in an oversight capacity and, necessarily, in its oversight role, the audit committee relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of our annual financial statements to generally accepted accounting principles and on the effectiveness of our internal control over financial reporting as of year end.

In reliance on these reviews and discussions, and the report of the independent registered public accounting firm, the audit committee has recommended to our board of directors, and our board of directors has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission.

The foregoing report has been furnished by the current members of the audit committee:

Patrick Corcoran	Nancy Jo Kuenstner	Robert Eastep

PROPOSAL II RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The accounting firm of Deloitte & Touche LLP and its affiliated entities, or D&T, has served as our independent registered public accounting firm since June 2009. During this time, it has performed accounting and auditing services for us. We expect that representatives of D&T will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.  If the appointment of D&T is not ratified, our audit committee will reconsider the appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2010.

Relationship with Independent Registered Public Accounting Firm

In addition to performing the audits of our financial statements and management’s assessment of the effectiveness of the internal control over financial reporting, D&T provided audit-related services for us during 2009, our first year of operations.  The aggregate fees billed for 2009 for each of the following categories of services are set forth below:

Audit Fees: The aggregate fees billed by D&T for audits and reviews of our 2009 financial statements were $258,500.

Audit-Related Fees:  The aggregate fees billed by D&T for audit-related services during 2009 were $107,500.  The audit-related services in 2009 principally included due diligence and accounting consultation relating to our initial public offering.

Tax Fees:  D&T did not perform tax services for us during 2009.

All Other Fees:  D&T did not perform any other kinds of services for us during 2009, and we did not pay D&T any additional fees.

The audit committee has also adopted policies and procedures for pre-approving all non-audit work performed by D&T.  Specifically, the audit committee pre-approved the use of D&T for the following categories of non-audit services: merger and acquisition due diligence and audit services; tax services; internal control reviews; employee benefit plan audits; and reviews and procedures that we request D&T to undertake to provide assurances on matters not required by laws or regulations. In each case, the audit committee also set a specific annual limit on the amount of such services which we would obtain from D&T, and required management to report the specific engagements to the audit committee on a quarterly basis, and also obtain specific pre-approval from the audit committee for any engagement over five percent of the total amount of revenues estimated to be paid by us to D&T during the then current fiscal year.  Our audit committee approved the hiring of D&T to provide all of the services detailed above prior to D&T’s engagement.  None of the services related to the Audit-Related Fees described above was approved by the audit committee pursuant to a waiver of pre-approval provisions set forth in applicable rules of the Securities and Exchange Commission.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe that based solely upon our review of copies of forms we have received or written representations from reporting persons, during the fiscal year ended December 31, 2009, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, applicable to our officers, directors and beneficial owners of more than ten percent of our common stock were complied with on a timely basis.

ACCESS TO FORM 10-K

On written request, we will provide without charge to each record or beneficial holder of our common stock as of March 29, 2010 a copy of our annual report on   Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission.  You should address your request to Investor Relations, CreXus Investment Corp., 1211 Avenue of the Americas, Suite 2902, New York, New York 10036 or email your request to us at investor@crexusinvestment.com.

We make available on our website, www.crexusinvestment.com, under “Financial Information/SEC Filings,” free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file or furnish such materials to the SEC.

STOCKHOLDER PROPOSALS

Any stockholder intending to present a proposal at our 2011 Annual Meeting of Stockholders and have the proposal included in the proxy statement for such meeting must, in addition to complying with the applicable laws and regulations governing submissions of such proposals, submit the proposal in writing to us no later than December 17, 2010.

Pursuant to our current Bylaws, any stockholder intending to nominate a director or present a proposal at an annual meeting of our stockholders, that is not intended to be included in the proxy statement for such annual meeting, must notify us in writing not less than 120 days nor more than 150 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting.  Accordingly, any stockholder who intends to submit such a nomination or such a proposal at our 2011 Annual Meeting of Stockholders must notify us in writing of such proposal by December 17, 2010, but in no event earlier than November 17, 2010.

Any such nomination or proposal should be sent to Secretary, CreXus Investment Corp., 1211 Avenue of the Americas, Suite 2902, New York, NY 10036 and, to the extent applicable, must include the information required by our Bylaws.

OTHER MATTERS

As of the date of this proxy statement, the board of directors does not know of any matter that will be presented for consideration at the annual meeting other than as described in this proxy statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at Public Reference Room, 100 F Street, N.E., Washington, D.C.  20549.

Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet worldwide web site maintained by the SEC at http://www.sec.gov. Reports, proxy statements and other information concerning us may also be inspected at the offices of the New York Stock Exchange, which is located at 20 Broad Street, New York, New York 10005.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting
instructions and for electronic delivery of
information up until 11:59 P.M. Eastern Time
the day before the cut-off date or meeting
date. Have your proxy card in hand when you
access the web site and follow the
instructions to obtain your records and to
create an electronic voting instruction form.

CREXUS INVESTMENT CORP.	Electronic Delivery of Future PROXY MATERIALS
1211 AVE. OF THE AMERICAS, SUITE 2902	If you would like to reduce the costs incurred
NEW YORK, NY 10036	by our company in mailing proxy materials, you
can consent to receiving all future proxy
statements, proxy cards and annual reports
________________________	electronically via e-mail or the Internet. To
sign up for electronic delivery, please follow
Investor Address Line 1	the instructions above to vote using the
Investor Address Line 2	Internet and, when prompted, indicate that you
Investor Address Line 3	agree to receive or access proxy materials
Investor Address Line 4	electronically in future years.
Investor Address Line 5
John Sample	VOTE BY PHONE - 1-800-690-6903
1234 ANYWHERE STREET	Use any touch-tone telephone to transmit your
ANY CITY, ON A1A 1A1	voting instructions up until 11:59 P.M. Eastern
Time the day before the cut-off date or meeting
________________________	date. Have your proxy card in hand when you call
and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return
it in the postage-paid envelope we have provided
or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.

	CONTROL # ----> 000000000000

NAME

THE COMPANY NAME INC. - COMMON	SHARES	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F		123,456,789,012.12345
THE COMPANY NAME INC. - 401 K		123,456,789,012.12345
________________________

	__________________________________

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: |X|

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For	Withhold	For All	To withhold authority to vote
	All	All	Except	for any individual nominee(s),
The Board of Directors recommends that you				mark "For All Except" and
vote FOR the following:				write the number(s) of the
1. Election of Directors	[ ]	[ ]	[ ]	nominee(s) on the line below.
________________________
Nominees

01 Patrick Corcoran  02 Nancy Jo Kuenstner

The Board of Directors recommends you vote FOR the following proposal(s):

2 Ratification of the appointment of Deloitte & Touche LLP as independent	For	Against	Abstain
registered public accounting firm for the Company for the 2010 fiscal year.	[ ]	[ ]	[ ]

________________________
Investor Address Line 1
	Yes	No	Investor Address Line 2
Please indicate if you plan to attend this meeting	[ ]	[ ]	Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1
CreXus Investment Corp.			________________________

___________________________________		______________________	SHARES
CUSIP #
___________________________________		______________________	SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX] Date	JOB#	Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

CREXUS INVESTMENT CORP.
Annual Meeting of Stockholders
May 27, 2010 1:00 PM
This proxy is solicited by the Board of Directors

Revoking all prior proxies, the undersigned hereby appoints Kevin Riordan and Daniel Wickey, and each of them, proxies, with full power of substitution, to appear on behalf of the undersigned and to  vote all shares of Common Stock, par value $.01 per share, of CreXus Investment Corp. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the New York Marriott Marquis, 1535 Broadway, New York, New York 10036, commencing at 1:00 p.m., New York time, on Thursday, May 27, 2010, and at any adjournment thereof, as fully and effectively as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents  or their substitutes may lawfully do in place of the undersigned as indicated below.

Continued and to be signed on reverse side